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                                                                   EXHIBIT 9(d)


                                AMENDMENT NO. 1

                     TRANSFER AGENCY AND SERVICE AGREEMENT


         The Transfer Agency and Service Agreement (the "Agreement"), dated September 16, 1994, by and between Short-Term Investments Trust, a Delaware business trust and A I M Institutional Fund Services, Inc., a Delaware corporation, is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

1) Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following: "For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annual fee in the amount of .007% of average daily net assets, payable monthly. Such fee may be changed from time to time subject to mutual written agreements between the Fund and the Transfer Agent."

2) Section 2.02 of the Agreement is hereby deleted in its entirety and replaced with the following: "The Fund agrees on behalf of each of the Portfolios to pay all fees following the mailing of a billing notice."

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: July 1, 1995

                                         SHORT-TERM INVESTMENTS TRUST


Attest:  /s/ STEPHEN I. WINER            By: /s/ ROBERT H. GRAHAM
        -------------------------            -----------------------------------
         Assistant Secretary                     Robert H. Graham
                                                 President

(SEAL)


                                         A I M INSTITUTIONAL FUND SERVICES, INC.


Attest: /s/ STEPHEN I. WINER             By: /s/ J. ABBOTT SPRAGUE
        -------------------------            -----------------------------------
         Assistant Secretary                     J. Abbott Sprague
                                                 President

(SEAL)